Exhibit (a)(10)

LETTER OF TRANSMITTAL
TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK HAVING AN
EXERCISE PRICE OF $13.00 OR MORE HELD BY ELIGIBLE PERSONS FOR NEW
OPTIONS UNDER THE AMERICAN DENTAL PARTNERS, INC. AMENDED AND
RESTATED 1996 STOCK OPTION PLAN, 1996 TIME ACCELERATED RESTRICTED STOCK
OPTION PLAN, AND AMENDED AND RESTATED 1996 DIRECTORS STOCK OPTION PLAN
PURSUANT TO THE OFFER TO EXCHANGE DATED DECEMBER 2, 2002

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
12:00 MIDNIGHT, EASTERN STANDARD TIME, ON TUESDAY, DECEMBER 31, 2002,
UNLESS THE OFFER IS EXTENDED.

To:
Breht T. Feigh
Vice President and Chief Financial Officer
American Dental Partners, Inc.
201 Edgewater Drive, Suite 285
Wakefield, Massachusetts 01880
Telephone:        (781) 224-0880
Facsimile:         (781) 224-4216
E-mail:              Breht_Feigh@amdpi.com

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Pursuant to the terms and subject to the conditions of the Offer to Exchange dated December 2, 2002, as amended and supplemented by Supplement No. 1 dated December 18, 2002, and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, $.01 par value (“Shares”), outstanding under either the American Dental Partners, Inc. Amended and Restated 1996 Stock Option Plan, the American Dental Partners, Inc. 1996 Time Accelerated Restricted Stock Option Plan, or the American Dental Partners, Inc. Amended and Restated 1996 Director Stock Option Plan, and having an exercise price of $13.00 or more (to validly tender such options you must complete the following table according to instructions 2 and 3 on page 5 of this Letter of Transmittal):

Grant Date Of Option*	Exercise Price Of Option	Total Number of Shares Subject to Option

* List each option on a separate line even if more than one option was issued on the same grant date.

Exhibit (a)(10)

To American Dental Partners, Inc.:

Upon the terms and subject to the conditions set forth in the Offer to Exchange dated December 2, 2002 (the “Offer to Exchange”), as supplemented by Supplement No. 1 dated December 18, 2002 (“Supplement No. 1”), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this “Letter” which, together with the Offer to Exchange and Supplement No. 1, as they may be amended from time to time, constitutes the “Offer”), I, the undersigned, hereby tender to American Dental Partners, Inc., a Delaware Corporation (“ADPI”), the options to purchase shares of common stock, $.01 par value, of ADPI (the “Shares”) specified in the table on page 1 of this Letter (the “Options”) in exchange for “New Options,” which are new options to purchase Shares equal in number to nine-tenths (0.9) of the number of Shares subject to the Options that I tender hereby. If I am an employee and Options tendered hereby were granted under the Amended and Restate 1996 Stock Option Plan (the “Employee Plan”), all New Options granted with respect to such tendered Options will be subject to the terms of the Employee Plan and to a new option agreement between ADPI and me. If I am an employee and Options tendered hereby were granted under the 1996 Time Accelerated Restricted Stock Option Plan (the “TARSOP”), all New Options granted with respect to such tendered Options will be subject to the terms of the TARSOP and to a new option agreement between ADPI and me. If I am a non-employee director and Options tendered hereby were granted under the American Dental Partners, Inc. Amended and restated 1996 Directors Stock Option Plan (the “Director Plan”), all New Options granted with respect to such tendered Options will be subject to the terms of the Director Plan and to a new option agreement between ADPI and me.

Subject to, and effective upon, ADPI’s acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign, and transfer to, or upon the order of, ADPI all right, title, and interest in and to all of the Options that I am tendering hereby. I acknowledge that ADPI has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by ADPI, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by ADPI to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors, and assigns. Except as stated in the Offer, this tender is irrevocable.

By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange, as amended and supplemented by Supplement No. 1, and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. ADPI’s acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between ADPI and me upon the terms and subject to the conditions of the Offer.

Exhibit (a)(10)

I acknowledge that the New Options that I will receive (1) will not be granted until on or about the first business day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between ADPI and me that will be forwarded to me after the grant of the New Options. I also acknowledge that in order to receive New Options, I must be (a) either an employee of ADPI or one of its subsidiaries or a director of ADPI who is not an employee or officer of ADPI or any of its subsidiaries and (b) otherwise be eligible under the Employee Plan, TARSOP, or the Director Plan from the date I tender Options through the date the New Options are granted. I further acknowledge that, if I do not remain such an employee or director, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer.

The name and social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Options. In the appropriate spaces of the table on page 1 of this Letter, I have listed for each Option tendered the grant date, the exercise price, and the total number of Shares subject to the Option. I understand that only Options with an exercise price of $13.00 or more per Share may be tendered and that, with respect to each individual Option grant, I may tender such Option with respect to all and only all of the Shares subject to such Option grant, and that I am not required to tender any such Options in the Offer. I also understand that all of such Options properly tendered prior to the “Expiration Date” (as defined in the following sentence) and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term “Expiration Date” means 12:00 midnight, eastern standard time, on Tuesday, December 31, 2002, unless and until ADPI, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer, as so extended, expires.

I recognize that, under certain circumstances set forth in the Offer to Exchange, as amended and supplemented by Supplement No. 1, ADPI may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

All capitalized terms used in this Letter but not otherwise defined herein shall have the respective meanings ascribed to them in the Offer to Exchange, as amended and supplemented by Supplement No. 1.

[Remainder of page intentionally left blank.]

Exhibit (a)(10)

HOLDER PLEASE SIGN HERE

(See Instructions 1 and 4)

You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF HOLDER

X
(Signature of Holder or Authorized Signatory)

Date: , 2002

Name:
(Please Print)

Capacity:

Address:

(Please include ZIP code)

Telephone No. (with area code):

Tax ID/Social Security No.:

Exhibit (a)(10)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by ADPI at its address set forth on the front cover of this Letter on or before the Expiration Date.

THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY ADPI. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, ADPI RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by ADPI beyond that time, you may withdraw your tendered Options at any time until the extended expiration of the Offer. In addition, although ADPI’s current intention is to accept options tendered for exchange on January 2, 2003, if ADPI does not accept your tendered Options before 12:00 midnight, eastern standard time, on Tuesday, January 28, 2003 (which is the 40th business day from the date of the Offer to Exchange, as required by applicable law), you may withdraw your tendered Options at any time after January 28, 2003. To withdraw tendered Options you must deliver written notice of withdrawal, or a facsimile thereof, with the required information to ADPI while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by the procedures described above.

ADPI will not accept any alternative, conditional, or contingent tenders. All tendering Option holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange, as amended and supplemented by Supplement No. 1.

2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this Letter by providing the following information for each individual Option grant that you intend to tender: grant date, exercise price, and total number of Shares subject to the Option. You may tender all or none of each of your Options that are eligible for exchange. Partial tenders of individual grants will not be accepted.

4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to ADPI of the authority of such person so to act must be submitted with this Letter.

Exhibit (a)(10)

5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, Supplement No. 1, or this Letter may be directed to Breht T. Feigh, Vice President and Chief Financial Officer, at the address and telephone number given on the front cover of this Letter, or by e-mail to: Breht_Feigh@amdpi.com. Copies will be furnished promptly at ADPI’s expense.

6. Irregularities. All questions as to the number of Shares subject to Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of Options will be determined by ADPI in its discretion, which determinations shall be final and binding on all parties. ADPI reserves the right to reject any or all tenders of Options ADPI determines not be in proper form or the acceptance of which may, in the opinion of ADPI’s counsel, be unlawful. ADPI also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and ADPI’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as ADPI shall determine. Neither ADPI nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY ADPI, ON OR PRIOR TO THE EXPIRATION DATE.

7. Important Tax Information. You should refer to section 8 of the Offer to Exchange, which contains important tax information.